                                                                  10/30/02 DRAFT

    As filed with the Securities and Exchange Commission on November ___, 2002

                                                          Registration No. 333-

================================================================================
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                       ENTERPRISE FINANCIAL SERVICES CORP
             (Exact name of registrant as specified in its charter)

            Delaware                                   43-1706529
   (State or other jurisdiction            (I.R.S. Employer Identification  No.)
 of incorporation or organization)

                                150 North Meramec
                             Clayton, Missouri 63105
                    (Address of Principal Executive Offices)

                          INCENTIVE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 James C. Wagner
                            Executive Vice President
                       Enterprise Financial Services Corp
                                150 North Meramec
                             Clayton, Missouri 63105
               (Name and address of Agent for Service of Process)

                                 (314) 725-5500
          (Telephone Number, Including Area Code of Agent for Service)

                                    Copy to:
                           Joseph S. von Kaenel, Esq.
                             Armstrong Teasdale LLP
                       One Metropolitan Square, Suite 2600
                         St. Louis, Missouri 63102-2740
                                 (314) 621-5070

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                               Amount of         Proposed Maximum     Proposed Maximum
                                              Shares To Be      Offering Price Per    Aggregate Offering         Amount of
 Title of Securities To Be Registered      Registered (1)(2)          Share                Price            Registration Fee(2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share          278,885               $12.55            $3,500,007              $322.00
================================================================================================================================

(1) This registration statement also covers an indeterminate number of shares of Common Stock which may be issuable under the antidilution and other adjustment provisions of the plan pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").

(2) This amount reflects shares of Common Stock which are issuable under the Plan.

(3) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the Common Stock on October 29, 2002.

                                  INTRODUCTION

     This Registration Statement on Form S-8 relates to shares of the Common Stock, par value $0.01 per share, of Enterprise Financial Services Corp (the "Company") to be offered pursuant to the Company's Incentive Stock Purchase Plan (the "Plan"). Pursuant to the Plan, the Company's bank subsidiary will from time to time purchase shares of the Company's Common Stock in the open market or other available sources for allocation to the accounts of eligible participants under the Plan using the proceeds of bank loans to participants under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The information called for in Item 1 of Form S-8 is currently included in the prospectus for the Plan and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

Item 2.  Registrant Information and Employee Plan Annual Information.

     The Company will provide without charge to each person who has received a copy of any prospectus to which this Registration Statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to those documents, unless the exhibits are incorporated by reference into those documents. Written requests for copies should be directed to the Company's principal executive offices at 150 North Meramec, Clayton, Missouri 63105, Attention: Secretary. Telephone requests for copies should be directed to the Secretary of the Company at (314) 725-5500.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     This registration statement on Form S-8 relates to the registration of shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock").

     The following documents filed with the Commission by the Company (File No. 001-15373) are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, and the Company's Current Reports on Form 8-K filed April 30, 2002, July 10, 2002 and August 27, 2002.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 9 of Form 8-K) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $.01 per share ("Common Stock"), of which 9,448,151 shares were outstanding as of October 22, 2002.

     Holders of shares of Common Stock are entitled to receive dividends as may from time to time be declared by the Board of Directors of the Registrant out of funds legally available therefor. Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote and may cumulate their votes in any election of directors. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of the Company, holders of

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Common Stock are entitled to share ratably in the assets of the Company, if any, remaining after payment of all debts and liabilities of the Company. The shares of Common Stock offered by the Company hereby will be fully paid and non-assessable when issued.

     The Common Stock of the Company is not listed or traded on an exchange or in any established public trading market. The Company is aware of periodic trading activity in its stock which is reported in the Nasdaq Over-the-Counter Bulletin Board and there may be transactions from time to time at prices that are not known to the Company.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, agent or employee of the Company, or is or was serving at the Company's request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acting in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses, reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successfully on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     As permitted by the DGCL, the Company's certificate of incorporation includes a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to limited exceptions. The certificate of incorporation also provides that every person who is or was our director, officer, employee or agent or is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the Company's request, shall be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving such person in this capacity.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The exhibits to this Registration Statement are listed in the Exhibit Index which appears elsewhere herein and is hereby incorporated by reference.


Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or event arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings in paragraph (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, as of October 31, 2002.

                                          ENTERPRISE FINANCIAL SERVICES CORP



                                          By:  /s/  James C. Wagner
                                               ---------------------------------
                                               James C. Wagner
                                               Executive Vice President


                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Enterprise Financial Services Corp (the "Company") and each of us, do hereby constitute and appoint James C. Wagner and Frank M. Sanfilippo, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and amendments (including post-effective amendments) to the Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement; and we do hereby ratify and conform all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures                                  Title                                        Date
----------                                  -----                                        ----

     /s/ Paul J. McKee, Jr.                 Chairman of the Board and                    October 31, 2002
----------------------------------------
         Paul J. McKee, Jr.                 Director

Signatures                                  Title                                        Date
----------                                  -----                                        ----
     /s/ Kevin C. Eichner                   President and Chief Executive               October 31, 2002
----------------------------------------
         Kevin C. Eichner                   Officer and Director


     /s/ Frank H. Sanfilippo                Chief Financial Officer (Principal          October 31, 2002
----------------------------------------
         Frank H. Sanfilippo                Financial and Accounting Officer)


________________________________________    Director                                    __________, 2002
         Paul R. Cahn


________________________________________    Director                                    __________, 2002
         Fred H. Eller


     /s/ Ronald E. Henges                   Director                                    October 31, 2002
----------------------------------------
         Ronald E. Henges


________________________________________    Director                                    __________, 2002
         Richard S. Masinton


________________________________________    Director                                    __________, 2002
         William B. Moskoff


     /s/ Birch M. Mullins                   Director                                    October 31, 2002
----------------------------------------
         Birch M. Mullins


________________________________________    Director                                    __________, 2002
         Ted A. Murray


     /s/ Stephen A. Oliver                  Director                                    October 31, 2002
----------------------------------------
         Stephen A. Oliver


     /s/ Robert E. Saur                     Director                                    October 31, 2002
----------------------------------------
         Robert E. Saur

Signatures                                  Title                                        Date
----------                                  -----                                        ----
________________________________________    Director                                     __________, 2002
         Paul L. Vogel


     /s/ Henry D. Warshaw                   Director                                     October 31, 2002
----------------------------------------
         Henry D. Warshaw


     /s/ Jack L. Sutherland                 Director                                     October 31, 2002
----------------------------------------
         Jack L. Sutherland

________________________________________    Director                                     __________, 2002
         Ted C. Wetterau


     /s/ James L. Wilhite                   Director                                     October 31, 2002
----------------------------------------
         James L. Wilhite


     /s/ James A. Williams                  Director                                     October 31, 2002
----------------------------------------
         James A. Williams

Exhibit Number     Description
--------------     -----------

4.1                Certificate of Incorporation of the Registrant, as amended, (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 dated
                   December 19, 1996 (File No. 333-14737)).

4.2                Amendment to the Certificates of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 dated
                   July 1, 1999 (File No. 333-82082)).

4.3                Amendment to the Certificates of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the period ending September 30, 1999).

4.4                Amendment to the Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on April
                   30, 2002).

4.5                Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.4 of the Registrant's Annual Report on Form 10-K for the period ending December 31, 1999).

4.6*               Enterprise Financial Services Corp Incentive Stock Purchase Plan

5.1*               Opinion of Armstrong Teasdale LLP

23.1*              Consent of KPMG LLP

23.3*              Consent of Armstrong Teasdale LLP (contained in Exhibit 5.1)

24.1*              Powers of Attorney (included in the signature pages of this Registration Statement)

---------------------
* filed herewith